Morgan Stanley Universal Institutional Funds,
Inc. - Mid Cap Growth Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:  Zalando SE
Purchase/Trade Date:	  9/30/2014
Offering Price of Shares: EUR21.500
Total Amount of Offering: 24,476,223
Amount Purchased by Fund: 21,311
Percentage of Offering Purchased by Fund:
0.087
Percentage of Fund's Total Assets: 0.29
Brokers:  Morgan Stanley Bank AG, Goldman
Sachs International, Credit Suisse Securities
(Europe) Limited, Deutsche Bank
Aktiengesellschaft, J.P. Morgan Securities plc,
Jefferies International Limited, Stifel Nicolaus
Europe Limited
Purchased from: Goldman Sachs London
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Lendingclub Corp.
Purchase/Trade Date:	  12/11/2014
Offering Price of Shares: $15.00
Total Amount of Offering: $58,000,000
Amount Purchased by Fund: $30,342
Percentage of Offering Purchased by Fund:
0.052
Percentage of Fund's Total Assets: 0.23
Brokers:  Morgan Stanley & Co. LLC, Goldman,
Sachs & Co., Credit Suisse Securities (USA)
LLC, Citigroup Global Markets Inc., Allen &
Company LLC, Stifel, Nicolaus & Company,
Incorporated, BMO Capital Markets Corp.,
William Blair & Company, L.L.C., Wells Fargo
Securities, LLC
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.